                                                                    Exhibit 11

                                 AEP INDUSTRIES INC.
           COMPUTATION OF THE WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
                        For the Three Months Ended January 31

                                            Number of     Days     Weighted Average      Dilutive
                           Shares of          Days         In      Number of Shares       Stock        Total
                          Common Stock    Outstanding    Period         Outstanding      Options      Shares
         1996             ------------    -----------    -------   ----------------    ---------   ------------
-----------------------
November 1 - January 31     4,804,225                                    4,804,225       174,815     4,979,040
Shares Issued:
November 14                       450              79        92                386             -           386
December 31                     8,265              32        92              2,875             -         2,875
January 5                         225              27        92                 66             -            66
                           ------------                              ---------------    ---------   ------------
                            4,813,165                                    4,807,552       174,815     4,982,367
                           ------------                              ---------------    ---------   ------------
                           ------------                              ---------------    ---------   ------------

         1995
-----------------------
November 1 - January 31     7,367,921                                    7,367,921             -    7,367,921
Shares Issued:
December 7                      2,400              56        92              1,461             -        1,461
December 19                       600              44        92                287             -          287
January 1                       4,652              31        92              1,568             -        1,568
January 24                      3,000               8        92                261             -          261
January 24                      1,500               8        92                130             -          130
                         --------------                              ---------------    ---------   ------------
                            7,380,073                                    7,371,628             -    7,371,628
                         --------------                              ---------------    ---------   ------------
                         --------------                              ---------------    ---------   ------------

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